EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree that only one statement containing the information required by Schedule 13D and any further amendments thereto need to be filed with respect to the beneficial ownership by each of the undersigned of shares of common stock of Arcadia Biosciences, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to the Schedule 13D provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: May 26, 2015

MORAL COMPASS CORPORATION

By:	/s/ Darby Shupp
Name:	Darby Shupp
Title:	Secretary and CFO

JOHN G. SPERLING 2012 IRREVOCABLE TRUST NO. 1

By:	/s/ Darby Shupp
Name:	Darby Shupp
Title:	Trustee

By:	/s/ Terri Bishop
Name:	Terri Bishop
Title:	Trustee

JOHN G. SPERLING 2012 IRREVOCABLE TRUST NO. 2

By:	/s/ Darby Shupp
Name:	Darby Shupp
Title:	Trustee

By:	/s/ Terri Bishop
Name:	Terri Bishop
Title:	Trustee

JOHN G. SPERLING 2012 IRREVOCABLE TRUST NO. 3

By:	/s/ Darby Shupp
Name:	Darby Shupp
Title:	Trustee

By:	/s/ Terri Bishop
Name:	Terri Bishop
Title:	Trustee

By:	/s/ Peter Sperling
Peter Sperling

By:	/s/ Terri Bishop
Terri Bishop

By:	/s/ Darby Shupp
Darby Shupp